Exhibit 99.1

NIELSEN FINANCE LLC

NIELSEN FINANCE CO.

Offer to Exchange

$330,000,000 aggregate principal amount of our 11 5/8% Senior Notes due 2014 and the guarantees thereof,  which  have been registered under the Securities Act of 1933, for any and all of our 11 5/8% Senior  Notes  due 2014 and the guarantees thereof $500,000,000 aggregate principal amount of our 11 1/2% Senior Notes due 2016 and the guarantees thereof, which have been registered under the Securities Act of 1933, for any and all of our 11 1/2% Senior Notes due 2016 and the guarantees thereof, pursuant to the prospectus dated                     , 2009

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                 , 2009 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), relating to the offer (the “Exchange Offer”) of Nielsen Finance LLC and Nielsen Finance Co. (the “Companies”) to exchange $330,000,000 aggregate principal amount of our 11 5/8% senior notes due 2014 and the guarantees thereof (the “New 2014 Notes”), which have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 11 5/8% senior notes due 2014 and the guarantees thereof (the “Old 2014 Notes”) issued on January 27, 2009 $500,000,000 aggregate principal amount of our 11 1/2% Senior Notes due 2016 and the guarantees thereof (the “New 2016 Notes” and, together with the New 2014 Notes, the “New Notes”), which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 11 1/2% senior notes due 2016 and the guarantees thereof (the “Old 2016 Notes”) and together with the Old 2014 Notes, (the “Old Notes”) issued on May 1, 2009, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer for the Old 2014 Notes and the Old 2016 Notes is being made in order to satisfy certain obligations of the Companies contained in the Registration Rights Agreements, dated January 27, 2009 and May 1, 2009, respectively, relating to the Old 2014 Notes and the Old 2016 Notes, by and among the Companies and the Initial Purchasers named therein.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on                 , 2009, unless extended by the Companies (such time and date, as the same may be extended, the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Companies will be paid by the Companies, except as otherwise provided in the Prospectus.

4.	The Exchange Offer expires at 5:00 P.M., New York City time, on , 2009, unless extended by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Nielsen Finance LLC and Nielsen Finance Co. with respect to their Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

The aggregate principal amount of Old 2014 Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

$             11 5/8% Senior Notes due 2014

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER of Old 2014 Notes held by you for the account of the undersigned (insert principal amount of Old 2014 Notes to be tendered (if any)).

☐	NOT to TENDER any Old 2014 Notes held by you for the account of the undersigned.

The aggregate principal amount of Old 2016 Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

$             11 1/2% Senior Notes due 2016

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER of Old 2016 Notes held by you for the account of the undersigned (insert principal amount of Old 2016 Notes to be tendered (if any)).

☐	NOT to TENDER any Old 2016 Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Old Notes or New Notes, (iii) neither the undersigned nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Companies, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Dated:                                              , 2009

Signature(s):

Print name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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